Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the registration statement on Form S-8 of Austin Gold Corp. (the “Company”) being filed with the United States Securities and Exchange Commission (the “SEC”) on June 30, 2023 (the “Registration Statement”) of (i) our report dated March 15, 2023, with respect to the consolidated financial statements of the Company as of December 31, 2022, December 31, 2021 and January 1, 2021 for the years ended December 31, 2022 and 2021, and (ii) our report dated March 15, 2022, with respect to the consolidated financial statements of the Company as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and the period from incorporation on April 21, 2020 to December 31, 2020, included in the Company’s Annual Report on Form 20-F as filed with the SEC on March 29, 2023 and incorporated by reference into the Registration Statement.

/s/ Manning Elliott

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia, Canada

June 30, 2023